                                                                       EXHIBIT E

          INFORMATION REGARDING PERSONS SHARING BENEFICIAL OWNERSHIP OF COMMON STOCK WITH TB&C AND THE DIRECTORS, EXECUTIVE OFFICERS
                        AND CONTROLLING PERSONS OF TB&C

                                     Capacity in Which Such Person Shares      Present Principal Occupation and Address of
Name and Address(1)                  Voting or Investment Power(2)             Employment
--------------------------------     --------------------------------------    ----------------------------------------------------
William B. Turner                    Chairman of the Board and Controlling     Advisory Director of
                                     Shareholder of TB&C and Trustee of        W.C. Bradley Co. (1017 Front Avenue,
                                     B-T Foundation                            Columbus, GA 31901)

                                                                               Chairman of the Executive Committee of
                                                                               Synovus Financial Corp. (901 Front Ave., Suite 301
                                                                               Columbus, GA 31901)

Sue Marie T. Turner                  Controlling Shareholder of TB&C           Homemaker
(wife of William B. Turner)          and Trustee of B-T Foundation

Sarah T. Butler                      Director and Controlling Shareholder      Homemaker
                                     of TB&C and Trustee of B-T
                                     Foundation

Clarence C. Butler                   Controlling Shareholder of TB&C           Retired Physician
(husband of Sarah T. Butler)         and Trustee of B-T Foundation             St. Francis Hospital
                                                                               P.O. Box 7000, Columbus, GA 31908

Elizabeth T. Corn                    Director and Controlling Shareholder      Homemaker
                                     of TB&C; Trustee of B-T Foundation;
                                     and Trustee of Beloco

Lovick P. Corn                       Controlling Shareholder of TB&C;          Advisory Director
(husband of Elizabeth T. Corn)       Trustee of B-T Foundation; and            W.C. Bradley Co.
                                     Trustee of Beloco                         1017 Front Avenue, Columbus, GA 31901

William B. Turner, Jr.               Director of TB&C                          President
(adult son of William B. Turner)     and Trustee of B-T Foundation             W. C. Bradley Co.
                                                                               1017 Front Avenue, Columbus, GA 31901

Stephen T. Butler                    Director of TB&C and                      Chairman of the Board
(adult son of Sarah T. Butler)       Trustee of B-T Foundation                 W. C. Bradley Co.
                                                                               1017 Front Avenue, Columbus, GA 31901

Elizabeth C. Ogie                    Director of TB&C; Trustee of              Director
(adult daughter of Elizabeth T.      of B-T Foundation; and Trustee of         W. C. Bradley Co.
 Corn)                               Beloco                                    1017 Front Avenue, Columbus, GA 31901

                                                                               Director
                                                                               Synovus Financial Corp., Suite 301
                                                                               901 Front Ave., Columbus, GA 31901

Sarah T. Martin                      Trustee of B-T Foundation                 Employee
(adult daughter of William B.                                                  Columbus Travel
Turner)                                                                        123 12th Street, Columbus, GA 31901

Polly C. Miller                      Trustee of B-T Foundation and             Homemaker
(adult daughter of Elizabeth T.      Trustee of Beloco
Corn)

                                     Capacity in Which Such Person Shares      Present Principal Occupation and Address of
Name and Address(1)                  Voting or Investment Power(2)             Employment
--------------------------------     --------------------------------------    ----------------------------------------------------
Elizabeth B. Ramsay                  Trustee of B-T Foundation                 Shop Owner
(adult daughter of Sarah T.                                                    Galleria Riverside
Butler)                                                                        15 10th Street, Columbus, GA 31902

Susan C. Wainwright                  Trustee of Beloco                         Homemaker
(adult daughter of Elizabeth T.
Corn)

Sarah C. Irby                        Trustee of Beloco                         Homemaker
(adult daughter of Elizabeth T.
Corn)

Katherine C. Foster                  Trustee of Beloco                         Homemaker
(adult daughter of Elizabeth T.
Corn)

Gilbert B. Miller                    Trustee of Beloco                         Student
(adult son of Polly C. Miller)                                                 University of Georgia
                                                                               Athens, GA 30605

Sam Wellborn                         Trustee of B-T Foundation                 Chairman of Synovus Foundation
                                                                               P.O. Box 120
                                                                               Columbus, GA 31902

Synovus Trust Company, as            Trustee of Revocable Trusts for           Financial institution with trust powers
Trustee                              Clarence C. Butler, Elizabeth C. Ogie,
1148 Broadway, 2nd Floor             William B. Turner, Jr. and Stephen T.
Columbus, GA  31901                  Butler

---------------
(1) Each individual named above is a citizen of the United States of America, and STC is a state-chartered trust company formed under the laws of Georgia. None of the above individuals or STC has, during the last five years: (a) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding become subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. The address of each individual named above is c/o Synovus Trust Company, P.O. Box 120, Columbus, GA 31902.

(2) Any spousal relationship giving rise to shared power described above under
Item 5 is not repeated in this Exhibit E.


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